CONSENT OF INDEPENDENT AUDITORS




         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated May 23, 2003, with respect to the financial statements of TMI Holdings, Inc. included in its Annual Report on Form 10-KSB for the year ended December 29, 2002, filed with the Securities and Exchange Commission.



                                      BERKOWITZ DICK POLLACK & BRANT
                                      Certified Public Accountants

Fort Lauderdale, Florida
July 1, 2003